UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2018

Cambium Learning Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

17855 Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 399-1995

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On October 12, 2018, Cambium Learning Group, Inc., a Delaware corporation (“Cambium” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Campus Holding Corp., a Delaware corporation (“Parent”), and Campus Merger Sub Inc., a Delaware corporation and newly formed wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of Cambium by Parent.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Pursuant to the Merger Agreement, (A) each share of common stock of the Company, par value $0.001 per share (the “Common Stock”) (other than Cancelled Shares (as defined in the Merger Agreement), Dissenting Shares (as defined in the Merger Agreement) and the Common Stock issued as Equity Consideration (as defined below)) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be automatically converted into the right to receive a cash payment equal to $14.50 per share, without interest (the “A Merger Consideration”); and (B) each share of Common Stock issued as Equity Consideration and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive a cash payment equal to $11.50 per share, without interest (the “B Merger Consideration”, and together with the A Merger Consideration, as applicable, the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Common Stock that is outstanding immediately prior to the Effective Time will be cancelled, in consideration for the right to receive an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such award immediately prior to the Effective Time and (ii) the excess, if any, of the A Merger Consideration over the exercise price per share of Common Stock subject to such option as of the Effective Time. In connection with its approval of the Merger Agreement, the Company’s Board of Directors (the “Board”) approved the acceleration of all outstanding options, subject to and conditioned upon, the closing of the Merger.

Prior to execution of the Merger Agreement, the Board unanimously (i) determined that the terms and provisions of the Merger Agreement and the transaction contemplated thereby, including the Merger, are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) recommended to the stockholders of the Company that such holders adopt the Merger Agreement, and (iv) directed that the Merger Agreement be submitted to the holders of Common Stock, including the Cambium Majority Stockholder (as defined below), for consideration. Following the execution of the Merger Agreement, VSS-Cambium Holdings III, LLC (the “Cambium Majority Stockholder”), an affiliate of Veronis Suhler Stevenson (“VSS”), holding 32,334,595 shares of Common Stock, constituting a majority of the outstanding shares of Common Stock, in accordance with Article VI(B) of the Company’s Third Amended and Restated Certificate of Incorporation, executed and delivered to the Company and the Parent a written consent approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Written Consent”).

The consummation of the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver (if permitted by law) of certain customary closing conditions, including, without limitation, (i) the receipt of governmental approval, or expiration or termination of waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (ii) the absence of any law or order enacted, issued or enforced that is in effect and that prevents, enjoins, prohibits or makes illegal the consummation of the Merger, (iii) the delivery of the Merger Written Consent, which has been satisfied, (iv) the filing by the Company of an information statement on Schedule 14C (the “Information Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) regarding the Merger and other transactions contemplated by the Merger Agreement (which also will apply to the VKidz Transaction Written Consent (as defined below)), and clearance by the SEC of the Information Statement and delivery of the Information Statement to the holders of Common Stock at least twenty (20) calendar days prior to the Effective Time, and (v) the consummation, prior to or substantially contemporaneous with, the Effective Time, of the VKidz Transaction (as defined below). In addition, Parent has agreed to pay-off in full all outstanding and unpaid principal, interest, prepayment premiums, penalties, breakage costs, attorneys’ fees and other costs and expenses, or similar outstanding and unpaid obligations related to all indebtedness and other obligations owed under that certain Company’s Senior Secured Credit Agreement, dated as of December 10, 2015, among Cambium Learning, Inc., the Company, Webster Bank, N.A. as Administrative Agent, L/C Issuer and a Lender, and the Other Lenders Party Thereto.

The parties are required to use reasonable best efforts to take all actions necessary, proper or advisable to complete the Merger.

The consummation of the Merger is not subject to any financing condition. The Parent has undertaken all actions necessary to obtain funds sufficient to fund the Merger Consideration and other amounts to be paid at closing and the Company has received a limited guaranty guaranteeing certain obligations of the Parent pursuant to the Merger Agreement. The Company has agreed to cooperate with and provide assistance to the Parent in connection with its financing efforts.

The Merger Agreement also contains certain termination rights for both the Company and the Parent, including, among others, that either the Company or the Parent may terminate the Merger Agreement if the Merger is not completed on or prior to ninety (90) days after the Merger Agreement is signed (the “End Date”), subject to extension for an additional thirty (30) days for the purpose of obtaining HSR clearance. If the Merger Agreement is terminated under certain circumstances, including, among others, (i) by the Company if the Merger is not completed by the End Date, and at any time on or prior to the twelve (12) month anniversary of such termination the Company enters into a definitive agreement relating to, or consummates, a Qualifying Transaction (as defined in the Merger Agreement), then the Company may be required to pay Parent a termination fee in the amount of approximately $22 million and (ii) by the Company in the event of failure by Parent or Merger Sub to satisfy certain covenants relating to the closing of the Merger, then the Company may be entitled to a termination fee in the amount of approximately $57 million.

In addition, as previously reported in its Current Report on Form 8-K filed with the SEC on May 17, 2018 (the “May 2018 8-K”), the Company entered into that certain Stock Purchase Agreement (as amended, the “Stock Purchase Agreement”) with Edcity Holding Inc., a Florida corporation (“Edcity”), VSS VKidZ LLC, a Delaware limited liability company (“VSS VKidZ” and together with Edcity, the “Sellers”), VKidz Holdings Inc., a Delaware corporation (“VKidz”), and VSS VKidZ, solely in its capacity as Representative, pursuant to which the Company agreed, on the terms and subject to the conditions stated therein, to acquire from the Sellers all of the issued and outstanding capital stock of VKidz (the “VKidz Transaction”). VSS VKidZ holds 3,000,000 shares of VKidz common stock, comprising a majority of the outstanding shares of common stock of VKidz (the “VKidz Majority Stockholder”) and is an affiliate of VSS Structured Capital Fund III, L.P. and VSS. In connection with the Merger, the Company intends to consummate the VKidz Transaction immediately prior to the Effective Time.

Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to issue, at the closing thereof, as consideration an aggregate of 6,742,000 shares of Common Stock to the Sellers (the “Equity Consideration”), subject to certain adjustments as set forth in the Stock Purchase Agreement, of which 4,045,200 shares of the Common Stock will be issued to VSS VKidZ and 2,696,800 shares of the Common Stock will be issued to Edcity. Certain outstanding “in-the-money” options to purchase shares of VKidz common stock will be canceled in consideration for the right to receive an amount in cash equal to the “in-the-money” spread on such options. The number of shares of Common Stock comprising the Equity Consideration will be reduced for payments to be made, whether in cash or, at the Company’s election, in shares of Common Stock, by the Company to the holders of VKidz’s in-the-money stock options that are outstanding immediately prior to the consummation of the VKidz Transaction.

In connection with the Merger, and pursuant to the terms of the Merger Agreement, shares of Common Stock issued as Equity Consideration outstanding immediately prior to the consummation of the Merger will be converted into the right to receive a cash payment equal to $11.50 per share, without interest. In addition, the Company has agreed to repay VKidz’s indebtedness that is outstanding as of the closing date of the VKidz Transaction.

In accordance with the requirements of the Nasdaq Stock Market Listing Rules, the Company was required to seek stockholder approval of the issuance of the Equity Consideration in connection with the VKidz Transaction. On October 12, 2018, the VKidz Majority Stockholder, an affiliate of VSS Structured Capital Fund III, L.P. and VSS , executed and delivered to the Company a written consent adopting the Stock Purchase Agreement and approving the issuance of the Equity Consideration in connection with the VKidz Transaction (the “VKidz Transaction Written Consent”).

On October 12, 2018, the Company and the Sellers entered into the Second Amendment to the Stock Purchase Agreement (the “Amendment”), pursuant to which each Seller irrevocably waives, and refrains from exercising any dissenters’ rights, rights of appraisal or any similar rights with respect to the transactions contemplated by the Stock Purchase Agreement or the Merger Agreement. The Amendment also conforms the Stock Purchase Agreement’s representation and warranty insurance policy provisions to the policy to be procured by the Parent in connection with the Merger and the VKidz Transaction.

The foregoing descriptions of the Merger Agreement and the Amendment are qualified in their entirety by reference to the full text of the Merger Agreement and the Amendment, copies of which are attached hereto as Exhibit 2.1 and 10.1, respectively, and incorporated by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other factual information about the Company or Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that will be contained in, or incorporated by reference into, the definitive Information Statement that the Company will file in connection with the Merger and the VKidz Transaction as well as in the other filings that the Company makes with the SEC.

Item 5.07. Submission of Matters to a Vote of Security Holders.

To the extent applicable, the information set forth under Item 1.01 with respect to the delivery of the Merger Written Consent and the VKidz Transaction Written Consent is incorporated into this Item 5.07 by reference.

Item 8.01. Other Events.

In addition, as previously reported in its Current Report on Form 8-K filed with the SEC on September 21, 2016 (the “September 2016 8-K”), the Company entered into that certain Tax Asset Protection Rights Agreement, dated as of September 21, 2016 (the “Rights Plan”), between the Company and Wells Fargo Bank, National Association, as Rights Agent. In connection with entry into the Merger Agreement, the Board unanimously resolved that each of the Parent and Merger Sub is deemed to be an “Exempt Person” as defined in the Rights Plan.

The terms and conditions of the Rights Plan are more fully described in the September 2016 8-K, and the description of the Rights Plan is qualified in its entirety by reference to the full text of the Rights Plan which is included as Exhibit 4.1 to the September 2016 8-K.

On October 15, 2018, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “expect,” “anticipate,” “possible,” “project,” “intend,” “forecast,” “plan,” “believe” and other similar expressions or words of similar meaning. Risks and uncertainties include, but are not limited to: conditions to the closing of the proposed transaction, including the obtaining of required regulatory approvals, which may not be satisfied; risks associated with the financing of the transaction; the proposed transaction may involve unexpected costs, liabilities or delays; the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the Company may be adversely affected by other economic, business and/or competitive factors; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the ability to recognize benefits of the proposed transaction; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; and other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. A further list and description of these risks, uncertainties and other factors can be found in the Company’s Form 10-K for the fiscal year ended December 31, 2017 and the Company’s subsequent filings with the SEC. Any forward-looking statements should be considered in light of these factors. The Company undertakes no obligation to update its forward-looking statements, whether as a result of new information, future results or otherwise.

Additional Information

This communication is being made in respect of the proposed Merger involving the Company and the Parent. The Company will prepare an Information Statement for its stockholders containing the information with respect to the Merger and the VKidz Transaction specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger and the VKidz Transaction. When completed, a definitive Information Statement will be mailed to the Company’s stockholders. The Company and Parent may be filing other documents with the SEC as well. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, copies of such materials, including the definitive Information Statement and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov/. The Company’s stockholders will also be able to obtain, without charge, a copy of the Information Statement and other documents relating to the Merger upon request to: Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, info@allianceadvisorsllc.com, (833)782-7146.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 12, 2018

10.1	Second Amendment to the Stock Purchase Agreement, dated as of October 12, 2018

99.1	Press Release, dated October 15, 2018

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

	By:	/s/ Barbara Benson
	Name:	Barbara Benson
	Title:	Chief Financial Officer

Date: October 15, 2018